EXHIBIT 4

COMMON STOCK

GREENVILLE FEDERAL FINANCIAL CORPORATION
INCORPORATED UNDER THE LAWS OF THE UNITED STATES OF AMERICA

This Certifies that

Is the owner of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK,
PAR VALUE $.01 PER SHARE OF

GREENVILLE FEDERAL FINANCIAL CORPORATION (the “Corporation”), a federal corporation. The shares represented by this certificate are transferable only on the stock transfer books of the Corporation by the holder of record hereof, or by his duly authorized attorney or legal representative, upon the surrender of this certificate properly endorsed. This certificate is not valid until countersigned and registered by the Transfer Agent and Registrar. This security is not a deposit or account and is not federally insured or guaranteed.

IN WITNESS WHEREOF, the Corporation has caused this certificate to bear the facsimile signatures of its duly authorized officers.

DATED

David M. Kepler

Secretary	President and Chief Executive Officer

[Seal]

The Corporation will furnish to any stockholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the stock of each class that the Corporation is authorized to issue, of the differences in the relative rights and preferences between the shares of each series of a preferred or special class in series the Corporation is authorized to issue, to the extent they have been set, and of the authority of the Board of Directors to set the relative rights and preferences of subsequent series of a preferred or special class of stock. Such request may be made to the Secretary of the Corporation.

Keep this certificate in a safe place. If it is lost, stolen, or destroyed, the Corporation may require a bond of indemnity as a condition to the issuance of a replacement certificate.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM -	as tenants in common	UNIF GIFT MIN ACT		Custodian

TEN ENT -	as tenants by the entireties		(Cust)	(Minor)
JT TEN -	as joint tenants with right
	of survivorship		under Uniform Gifts to Minors
	not as tenants in common		Act

TOD -	transfer on death			(State)
		UNIF TRF MIN ACT		Custodian (until age______)

(Cust)

under Uniform Transfers

(Minor)

to Minors Act

(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY
OR OTHER IDENTIFYING
NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

_________ Shares of Common Stock Represented by the within certificate, and do hereby irrevocably constitute and appoint

_________ Attorney to transfer the said shares on the books
of the within named Corporation with full power of substitution in the premises.

Dated __________________________________

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER.

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